Exhibit 10.2

MUTUAL TERMINATION

This Mutual Termination of the September 19th, 2007, Technology Services Agreement as previously amended (the “Agreement”) by and between Republic Bank & Trust Company (“Republic”), a Kentucky banking corporation, and Jackson Hewitt Technology Services LLC (“JHTSL”), a Delaware limited liability company, is effective as of the 30th day of September, 2010.

RECITALS

WHEREAS, Republic and JHTSL entered into the Agreement on September 19, 2007.

WHEREAS, Republic and JHTSL amended the Agreement on December 2, 2008, November 23, 2009 and December 29, 2009.

WHEREAS, Republic and JHTSL desire to terminate this Agreement and include the relevant terms thereof in the Program Agreement, dated September 19th, 2007, as amended, between Republic and Jackson Hewitt Inc., an affiliate of JHTSL.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Republic and JHTSL do hereby agree to amend the Agreement as follows:

1.

The parties hereby agree that the Agreement is hereby terminated and that all relevant continuing terms are reflected in the Program Agreement, dated September 19th, 2007, as amended up to and including the date hereof, between Republic and Jackson Hewitt Inc., an affiliate of JHTSL.

IN WITNESS WHEREOF, this Mutual Termination has been executed and delivered by a duly authorized officer of each party as of the date set forth above.

REPUBLIC BANK & TRUST COMPANY		JACKSON HEWITT TECHNOLOGY SERVICES LLC

By:	/s/ William R. Nelson	By	/s/ Daniel P. O’Brien

Name:	William R. Nelson	Name:	Daniel P. O’Brien

Title:	President—TRS	Title:	EVP & CFO